Exhibit 99.1
BeOne Medicines Announces Third Quarter 2025 Financial Results and Business Updates
•Third quarter total revenues increased 41% to $1.4 billion versus third quarter 2024
•Global BRUKINSA® (zanubrutinib) revenues increased 51% to $1.0 billion versus third quarter 2024
•Diluted GAAP Earnings per American Depository Share (ADS) of $1.09, non-GAAP diluted Earnings per ADS of $2.65
•47 abstracts accepted at American Society of Hematology (ASH) Annual Meeting

SAN CARLOS, Calif. – November 6, 2025 – BeOne Medicines Ltd. (NASDAQ: ONC; HKEX: 06160; SSE: 688235), a global oncology company, today announced financial results and corporate updates from the third quarter of 2025.
“These strong financial results reinforce our position as a global oncology leader with exceptional topline growth and a strong balance sheet,” said John V. Oyler, Co-Founder, Chairman and CEO at BeOne. “BRUKINSA is now the global revenue leader in the BTKi class, supported by long-term efficacy and safety data and a growing body of evidence reinforcing its scientific hypothesis of sustained BTK inhibition. Our late-stage hematology portfolio continues to advance with sonrotoclax, a potentially best-in-class BCL2 inhibitor that has demonstrated impressive clinical results, and our BTK CDAC BGB-16673, further strengthening our leadership in B cell malignancies, including CLL. With one of the most promising oncology pipelines in the industry, we are poised to deliver multiple data and regulatory milestones that will drive long-term value.”
(Amounts in thousands of U.S. dollars and unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net product revenues	$1,395,013	$993,447	40%	$3,805,619	$2,661,511	43%
Other revenue	$17,271	$8,152	112%	$39,244	$20,906	88%
Total revenue	$1,412,284	$1,001,599	41%	$3,844,863	$2,682,417	43%

GAAP income (loss) from operations	$163,114	$(120,265)	236%	$262,101	$(488,774)	154%
Adjusted income (loss) from operations*	$341,184	$65,630	420%	$755,486	$(33,247)	2372%

GAAP net income (loss)	$124,841	$(121,350)	203%	$220,431	$(492,905)	145%
Adjusted net income (loss)*	$303,663	$51,582	489%	$692,622	$(71,020)	1075%

GAAP basic EPS per ADS	$1.13	$(1.15)	198%	$2.03	$(4.71)	143%
Adjusted basic EPS per ADS*	$2.76	$0.49	463%	$6.38	$(0.68)	1038%

GAAP diluted EPS per ADS	$1.09	$(1.15)	195%	$1.96	$(4.71)	142%
Adjusted diluted EPS per ADS*	$2.65	$0.48	452%	$6.14	$(0.68)	1003%

Free Cash Flow*	$354,469	$54,714	548%	$561,916	$(615,974)	191%
* For an explanation of our use of non-GAAP financial measures refer to the “Note Regarding Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Exhibit 99.1
Third Quarter 2025 Financial Results
Revenue for the third quarter of 2025 was $1.4 billion, compared to $1.0 billion in the prior-year period driven primarily by growth in BRUKINSA product sales in the U.S. and Europe.
Product Revenue totaled $1.4 billion for the third quarter of 2025 compared to $993 million in the prior-year period. The increase in product revenue was primarily attributable to increased sales of BRUKINSA. The U.S. continued to be the Company’s largest market, with product revenue of $743 million compared to $504 million in the prior-year period. In-licensed products from Amgen and TEVIMBRA® (tislelizumab) also contributed to product revenue growth.
•U.S. sales of BRUKINSA totaled $739 million in the third quarter of 2025, representing growth of 47% over the prior-year period driven primarily by robust demand growth across all indications and modest benefit due to net pricing. BRUKINSA continues to maintain its leading new patient share across the BTKi class due to its differentiated, best-in-class clinical profile. BRUKINSA sales in Europe totaled $163 million in the third quarter of 2025, representing growth of 68% compared to the prior-year period, driven by increased market share across all major European markets, including Germany, Italy, Spain, France and the UK.
•Sales of TEVIMBRA totaled $191 million in the third quarter of 2025, representing growth of 17% compared to the prior-year period.
Gross Margin as a percentage of global product sales for the third quarter of 2025 was 85.9% compared to 82.8% in the prior-year period on a GAAP basis. The gross margin percentage increased due to a proportionally higher sales mix of global BRUKINSA compared to other products in our portfolio. Gross margin also benefited from production productivity improvements for both BRUKINSA and TEVIMBRA. On an adjusted basis, which does not include depreciation and amortization, gross margin as a percentage of product sales increased to 86.3% for the third quarter of 2025, compared to 84.9% in the prior-year period.
Operating Expenses
The following table summarizes operating expenses for the third quarter of 2025:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change
Research and development	$523,662	$496,179	6%	$445,904	$405,545	10%
Selling, general and administrative	$528,998	$455,223	16%	$434,484	$380,737	14%
Total operating expenses	$1,052,660	$951,402	11%	$880,388	$786,282	12%
The following table summarizes operating expenses for the year-to-date period ended September 30, 2025 and 2024:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q3 YTD 2025	Q3 YTD 2024	% Change	Q3 YTD 2025	Q3 YTD 2024	% Change
Research and development	$1,530,445	$1,411,283	8%	$1,311,156	$1,193,494	10%
Selling, general and administrative	$1,526,199	$1,326,379	15%	$1,271,650	$1,116,805	14%
Total operating expenses	$3,056,644	$2,737,662	12%	$2,582,806	$2,310,299	12%
Research and Development (R&D) Expenses increased for the third quarter of 2025 compared to the prior-year period on both a GAAP and adjusted basis primarily due to advancing preclinical programs into the clinic and early clinical programs into late stage, and offset by lower development upfront and milestone fees. Upfront fees and milestone payments related to in-process R&D for in-licensed assets totaled $0.2 million and $5 million in the third quarter of 2025 and 2024, respectively.
Selling, General and Administrative (SG&A) Expenses increased for the third quarter of 2025 compared to the prior-year period on both a GAAP and adjusted basis due to continued investment in global commercial expansion, primarily in the U.S. and Europe. SG&A expenses as a percentage of product sales were 38% for the third quarter of 2025, compared to 46% in the prior-year period.
Net Income/(Loss) and GAAP/Non-GAAP Earnings Per Share
GAAP net income for the third quarter of 2025 was $125 million, an increase of $246 million over the prior-year period loss, primarily attributable to revenue growth and improved operating leverage.

Exhibit 99.1
For the third quarter of 2025, basic and diluted earnings per share was $0.09 and $0.08 per share and $1.13 and $1.09 per American Depositary Share (ADS), respectively, compared to basic loss of $0.09 per share and $1.15 per ADS in the prior-year period.
Free Cash Flow for the third quarter of 2025 was $354 million, an increase of $300 million over the prior-year period.
For further details on BeOne’s Third Quarter 2025 Financial Statements, please see BeOne’s Quarterly Report on Form 10-Q for the third quarter of 2025 filed with the U.S. Securities and Exchange Commission.
Full Year 2025 Guidance
BeOne has updated its full year 2025 revenue and expense guidance. Guidance is summarized below:

	Prior FY 2025 Guidance[1]	Current FY 2025 Guidance[1]
Total Revenue	$5.0 - $5.3B	$5.1 - $5.3B
GAAP Operating Expenses (R&D and SG&A)	$4.1 - $4.4B	$4.1 - $4.3B
GAAP Gross Margin %	Mid to high -80% range	Unchanged
GAAP Operating Income	Positive FY 2025	Unchanged
Cash Flow	Positive FY 2025 free cash flow	Unchanged
1 Does not assume any potential new, material business development activity or unusual/non-recurring items. Assumes September 30, 2025, foreign exchange rates.
BeOne’s total revenue guidance for full year 2025 of $5.1 billion to $5.3 billion includes expectations for strong revenue growth driven by BRUKINSA’s U.S. leadership position and continued global expansion in both Europe and other important rest of world markets. Gross margin percentage is expected to be in the mid- to high-80% range due to mix and production efficiencies as compared to 2024. BeOne’s guidance for combined operating expenses on a GAAP basis includes expectations of investment to support growth in both commercial and research at a pace that continues to deliver meaningful operating leverage. Non-GAAP operating expenses, which exclude costs related to share-based compensation, depreciation and amortization expense, are expected to track with GAAP operating expenses, with reconciling items unchanged from existing practice. Operating expense guidance does not assume any potential new, material business development activity or unusual/non-recurring items.
Third Quarter Business Highlights
Core Marketed Products
BRUKINSA (zanubrutinib)
•Approved in 75 markets globally with reimbursement in 57 markets.
•Received European Commission (EC) approval of a film-coated tablet formulation of for all approved indications; launched tablet formulation in the U.S.
TEVIMBRA (tislelizumab)
•Approved in 47 markets globally with reimbursement in 16 markets.
•Received EC approval in combination with platinum-containing chemotherapy as neoadjuvant treatment followed by TEVIMBRA monotherapy as adjuvant treatment for adult patients with resectable non-small cell lung cancer (NSCLC) at high risk of recurrence.
•Achieved first subject enrolled in Phase 3 trial for subcutaneous formulation for the treatment of first-line gastric cancer (GC).
•Achieved submission in Japan for the treatment of first-line GC.

Exhibit 99.1
Select Clinical-Stage Programs
Hematology
•Sonrotoclax (BCL2 inhibitor):
◦Received FDA Breakthrough Therapy Designation as a treatment for adult patients with relapsed or refractory (R/R) mantle cell lymphoma (MCL).
◦Completed enrollment of Phase 2 trial for the treatment of adult patients with R/R Waldenstrom’s macroglobulinemia (WM), which is potentially registration enabling.
•BGB-16673 (BTK CDAC):
◦Achieved first subject enrolled in global Phase 3 head-to-head study versus noncovalent BTK inhibitor pirtobrutinib for the treatment of adult patients with R/R CLL.

Breast/Gynecologic Cancers
•BC-C9074 (B7-H4 ADC): Achieved proof-of-concept.
Lung Cancer
•BG-58067 (MTA-cooperative PRMT5 inhibitor): Achieved proof-of-concept.
•Tarlatamab (AMG 757): Achieved first subject enrolled in global Phase 3 trial for the treatment of first-line extensive-stage small cell lung cancer.
GI Cancers
•BGB-B2033 (GPC3x41BB bispecific antibody): Achieved proof-of-concept.

Inflammation & Immunology
•BGB-45035 (IRAK4 CDAC):
◦Achieved proof-of-concept for target tissue degradation in healthy volunteers.

◦Achieved first subject enrolled in Phase 2 trial for the treatment of moderate to severe rheumatoid arthritis.

•BGB-16673:Achieved first subject enrolled in Phase 1b trial for the treatment of chronic spontaneous urticaria.

Exhibit 99.1
Anticipated R&D Milestones

Programs	Milestones	Timing
BRUKINSA	•Orphan Drug Designation and regulatory submission in Japan for the treatment of marginal zone lymphoma.	1H 2026
TEVIMBRA	•Anticipate Japan approval for the treatment of first-line gastric cancer.	2H 2026
Hematology	•Sonrotoclax (BCL2 inhibitor):
	◦Initiate enrollment of Phase 3 trial in combination with BRUKINSA versus acalabrutinib+venetoclax (AV).	1H 2026
	◦Initiate enrollment in Phase 3 trial for the treatment of multiple myeloma.	2H 2026
•BGB-16673 (BTK CDAC):
	◦Data readout for potential accelerated approval submission for the treatment of R/R CLL.	1H 2026
Breast/Gynecologic Cancers	•BGB-43395 (CDK4 inhibitor):
	◦Initiate Phase 3 trial for the treatment of first-line HR-positive, HER2-negative metastatic breast cancer.	1H 2026
GI Cancers	•Zanidatamab (HER2-targeting bispecific antibody) for the treatment of first-line HER2-positive gastroesophageal adenocarcinoma:
	◦Readout of primary progression-free survival data from Phase 3 trial (Herizon GEA-301) in collaboration with Zymeworks/Jazz.	2H 2025
Inflammation and Immunology	•BGB-45035 (IRAK4 CDAC):
	◦Initiate Phase 2 trial for the treatment of atopic dermatitis.	1H 2026
Other Highlights
•Entered into an agreement with Royalty Pharma to sell royalty rights on the worldwide sales, excluding China, of Amgen’s IMDELLTRA® (tarlatamab-dlle) for up to $950 million.
•Announced Pharmacyclics’ decision not to appeal a U.S. Patent and Trademark Office Final Written Decision invalidating all claims of Pharmacyclics’ U.S. Patent No. 11,672,803 related to BRUKINSA, which fully resolved the patent infringement lawsuit brought by Pharmacyclics.
Conference Call and Webcast
The Company’s earnings conference call for the third quarter 2025 will be broadcast via webcast at 8:00 a.m. ET on Thursday, November 6, 2025, and will be accessible through the Investors section of BeOne’s website at www.beonemedicines.com. Supplemental information in the form of a slide presentation and a replay of the webcast will also be available.
About BeOne
BeOne Medicines is a global oncology company domiciled in Switzerland that is discovering and developing innovative treatments that are more accessible to cancer patients worldwide. With a portfolio spanning hematology and solid tumors, BeOne is expediting development of its diverse pipeline of novel therapeutics through its internal capabilities and collaborations. With a growing global team of nearly 12,000 colleagues spanning six continents, the Company is committed to radically improving access to medicines for far more patients who need them.
To learn more about BeOne, please visit www.beonemedicines.com and follow us on LinkedIn, X, Facebook and Instagram.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding: upcoming R&D milestones to be achieved by BeOne; the timing of clinical developments and data readouts; BeOne’s expectations regarding continued global expansion and investment to support growth; the potential of sonrotoclax to be a best-in-class BCL2 inhibitor; BeOne’s ability to deliver meaningful data and regulatory milestones that will drive long-term value; BeOne’s future revenue, operating income, cash flow, free cash flow, operating expenses and gross margin percentage; and BeOne’s plans, commitments, aspirations and goals under the caption “About BeOne”. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeOne’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeOne’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeOne’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeOne’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeOne’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeOne’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeOne’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeOne’s subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeOne undertakes no duty to update such information unless required by law. BeOne’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

Investor Contact	Media Contact
Liza Heapes	Kyle Blankenship
+1 857-302-5663	+1 667-351-5176
ir@beonemed.com	media@beonemed.com

Exhibit 99.1
Condensed Consolidated Statements of Operations (U.S. GAAP)
(Amounts in thousands of U.S. dollars, except for shares, American Depositary Shares (ADSs), per share and per ADS data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
Revenues
Product revenue, net	$1,395,013	$993,447	$3,805,619	$2,661,511
Other revenue	17,271	8,152	39,244	20,906
Total revenues	1,412,284	1,001,599	3,844,863	2,682,417
Cost of sales - products	196,510	170,462	526,118	433,529
Gross profit	1,215,774	831,137	3,318,745	2,248,888
Operating expenses:
Research and development	523,662	496,179	1,530,445	1,411,283
Selling, general and administrative	528,998	455,223	1,526,199	1,326,379
Total operating expenses	1,052,660	951,402	3,056,644	2,737,662
Income (loss) from operations	163,114	(120,265)	262,101	(488,774)
Interest income, net	3,029	10,643	12,374	40,028
Other income (expense), net	(18,979)	11,318	(6,862)	1,096
Income (loss) before income taxes	147,164	(98,304)	267,613	(447,650)
Income tax expense	22,323	23,046	47,182	45,255
Net income (loss)	$124,841	$(121,350)	220,431	(492,905)

Earnings (loss) per share
Basic	$0.09	$(0.09)	0.16	(0.36)
Diluted	$0.08	$(0.09)	0.15	(0.36)
Weighted-average shares outstanding—basic	1,432,801,699	1,376,751,873	1,410,497,062	1,361,216,763
Weighted-average shares outstanding—diluted	1,488,750,354	1,376,751,873	1,465,535,004	1,361,216,763

Earnings (loss) per American Depositary Share (“ADS”)
Basic	$1.13	$(1.15)	2.03	(4.71)
Diluted	$1.09	$(1.15)	1.96	(4.71)
Weighted-average ADSs outstanding—basic	110,215,515	105,903,990	108,499,774	104,708,982
Weighted-average ADSs outstanding—diluted	114,519,258	105,903,990	112,733,462	104,708,982

Exhibit 99.1
Select Condensed Consolidated Balance Sheet Data (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	As of
	September 30,	December 31,
	2025	2024
	(unaudited)	(audited)
Assets:
Cash, cash equivalents and restricted cash	$4,110,542	$2,638,747
Accounts receivable, net	863,281	676,278
Inventories	531,687	494,986
Property, plant and equipment, net	1,628,114	1,578,423
Total assets	7,632,586	5,920,910
Liabilities and equity:
Accounts payable	383,676	404,997
Accrued expenses and other payables	1,001,661	803,713
Royalty financing liability	885,000	—
R&D cost share liability	90,596	165,440
Debt	952,867	1,018,013
Total liabilities	3,503,260	2,588,688
Total equity	$4,129,326	$3,332,222

Exhibit 99.1
Select Unaudited Condensed Consolidated Statements of Cash Flows (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(unaudited)		(unaudited)
Cash, cash equivalents and restricted cash at beginning of period	$2,786,086	$2,617,931	$2,638,747	$3,185,984
Net cash provided by (used in) operating activities	402,553	188,369	710,233	(215,791)
Net cash used in investing activities	(49,274)	(133,882)	(237,820)	(454,745)
Net cash provided by financing activities	961,272	12,662	962,520	197,972
Net effect of foreign exchange rate changes	9,905	28,348	36,862	8
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,324,456	95,497	1,471,795	(472,556)
Cash, cash equivalents and restricted cash at end of period	$4,110,542	$2,713,428	$4,110,542	$2,713,428

Exhibit 99.1
Note Regarding Use of Non-GAAP Financial Measures
BeOne provides certain non-GAAP financial measures, including Adjusted Operating Expenses, Adjusted Operating Loss, Adjusted Net Income, Adjusted Earnings Per Share and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP financial measures are intended to provide additional information on BeOne’s operating performance. Adjustments to BeOne’s GAAP figures exclude, as applicable, non-cash items such as share-based compensation, depreciation and amortization. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Non-GAAP adjustments are tax effected to the extent there is U.S. GAAP current tax expense. The Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects. BeOne maintains an established non-GAAP policy that guides the determination of what costs will be excluded in non-GAAP financial measures and the related protocols, controls and approval with respect to the use of such measures. BeOne believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of BeOne’s operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of BeOne’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators BeOne’s management uses for planning and forecasting purposes and measuring BeOne’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by BeOne may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Exhibit 99.1
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands of U.S. Dollars)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Reconciliation of GAAP to adjusted cost of sales - products:
GAAP cost of sales - products	$196,510	$170,462	$526,118	$433,529
Less: Depreciation	4,261	19,589	10,195	24,618
Less: Amortization of intangibles	1,537	1,186	8,459	3,546
Less: Other	—	—	893	—
Adjusted cost of sales - products	$190,712	$149,687	$506,571	$405,365

Reconciliation of GAAP to adjusted research and development:
GAAP research and development	$523,662	$496,179	$1,530,445	$1,411,283
Less: Share-based compensation cost	58,839	47,670	164,998	141,121
Less: Depreciation	18,919	42,964	54,291	76,668
Adjusted research and development	$445,904	$405,545	$1,311,156	$1,193,494

Reconciliation of GAAP to adjusted selling, general and administrative:
GAAP selling, general and administrative	$528,998	$455,223	$1,526,199	$1,326,379
Less: Share-based compensation cost	81,947	66,933	221,792	192,890
Less: Depreciation	12,550	7,475	32,712	16,606
Less: Amortization of intangibles	17	78	45	78
Adjusted selling, general and administrative	$434,484	$380,737	$1,271,650	$1,116,805

Reconciliation of GAAP to adjusted operating expenses
GAAP operating expenses	$1,052,660	$951,402	$3,056,644	$2,737,662
Less: Share-based compensation cost	140,786	114,603	386,790	334,011
Less: Depreciation	31,469	50,439	87,003	93,274
Less: Amortization of intangibles	17	78	45	78
Adjusted operating expenses	$880,388	$786,282	$2,582,806	$2,310,299

Reconciliation of GAAP to adjusted income (loss) from operations:
GAAP income (loss) from operations	$163,114	$(120,265)	$262,101	$(488,774)
Plus: Share-based compensation cost	140,786	114,603	386,790	334,011
Plus: Depreciation	35,730	70,028	97,198	117,892
Plus: Amortization of intangibles	1,554	1,264	8,504	3,624
Plus: Other	—	—	893	—
Adjusted income (loss) from operations	$341,184	$65,630	$755,486	$(33,247)

Reconciliation of GAAP to adjusted net income (loss):
GAAP net income (loss)	$124,841	$(121,350)	$220,431	$(492,905)
Plus: Share-based compensation expenses	140,786	114,603	386,790	334,011
Plus: Depreciation	35,730	70,028	97,198	117,892
Plus: Amortization of intangibles	1,554	1,264	8,504	3,624
Plus: Other	—	—	893	—
Plus: Impairment of equity investments	18,722	—	34,216	—
Plus: Discrete tax items	(926)	962	(9,663)	3,365
Plus: Income tax effect of non-GAAP adjustments[1]	(17,044)	(13,925)	(45,747)	(37,007)
Adjusted net income (loss)	$303,663	$51,582	$692,622	$(71,020)

Exhibit 99.1

Reconciliation of GAAP to adjusted EPS - basic
GAAP earnings (loss) per share - basic	$0.09	$(0.09)	$0.16	$(0.36)
Plus: Share-based compensation expenses	0.10	0.08	0.27	0.25
Plus: Depreciation	0.02	0.05	0.07	0.09
Plus: Amortization of intangibles	0.00	0.00	0.01	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.01	0.00	0.02	0.00
Plus: Discrete tax items	(0.00)	0.00	(0.01)	0.00
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)	(0.03)	(0.03)
Adjusted earnings (loss) per share - basic	$0.21	$0.04	$0.49	$(0.05)

Reconciliation of GAAP to adjusted EPS - diluted
GAAP earnings (loss) per share - diluted	$0.08	$(0.09)	$0.15	$(0.36)
Plus: Share-based compensation expenses	0.09	0.08	0.26	0.25
Plus: Depreciation	0.02	0.05	0.07	0.09
Plus: Amortization of intangibles	0.00	0.00	0.01	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.01	0.00	0.02	0.00
Plus: Discrete tax items	(0.00)	0.00	(0.01)	0.00
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)	(0.03)	(0.03)
Adjusted earnings (loss) per share - diluted	$0.20	$0.04	$0.47	$(0.05)

Reconciliation of GAAP to adjusted earnings (loss) per ADS - basic
GAAP earnings (loss) per ADS - basic	$1.13	$(1.15)	$2.03	$(4.71)
Plus: Share-based compensation expenses	1.28	1.08	3.56	3.19
Plus: Depreciation	0.32	0.66	0.90	1.13
Plus: Amortization of intangibles	0.01	0.01	0.08	0.03
Plus: Other	0.00	0.00	0.01	0.00
Plus: Impairment of equity investments	0.17	0.00	0.32	0.00
Plus: Discrete tax items	(0.01)	0.01	(0.09)	0.03
Plus: Income tax effect of non-GAAP adjustments[1]	(0.15)	(0.13)	(0.42)	(0.35)
Adjusted earnings (loss) per ADS - basic	$2.76	$0.49	$6.38	$(0.68)

Reconciliation of GAAP to adjusted earnings (loss) per ADS - diluted
GAAP earnings (loss) per ADS - diluted[2]	$1.09	$(1.12)	$1.96	$(4.71)
Plus: Share-based compensation expenses	1.23	1.06	3.43	3.19
Plus: Depreciation	0.31	0.65	0.86	1.13
Plus: Amortization of intangibles	0.01	0.01	0.08	0.03
Plus: Other	0.00	0.00	0.01	0.00
Plus: Impairment of equity investments	0.16	0.00	0.30	0.00
Plus: Discrete tax items	(0.01)	0.01	(0.09)	0.03
Plus: Income tax effect of non-GAAP adjustments[1]	(0.15)	(0.13)	(0.41)	(0.35)
Adjusted earnings (loss) per ADS - diluted	$2.65	$0.48	$6.14	$(0.68)
1.Tax effect of Non-GAAP adjustments is based on the statutory tax rate in the relevant tax jurisdiction. Please note that the Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects.
2.For the third quarter of 2024, GAAP diluted loss per ADS includes $0.03 loss per ADS attributable to the dilutive ADS outstanding for purposes of this reconciliation. As the Company was in a GAAP net loss position no diluted weighted average shares outstanding were calculated for US GAAP purposes.

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$402,553	$188,369	$710,233	$(215,791)
Less: Purchases of property, plant and equipment	(48,084)	(133,655)	(148,317)	(400,183)
Free Cash Flow (Non-GAAP)	$354,469	$54,714	$561,916	$(615,974)